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                                                                  Exhibit 3.2(a)


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                             FREEMARKETS ONLINE INC.
                             A DELAWARE CORPORATION

                                    ARTICLE I
                                  STOCKHOLDERS


         1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation unless a different place (anywhere in the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

         2. Annual Meetings. An annual meeting of the stockholders entitled to vote shall be held on the Third Tuesday in April at 11:00 o'clock A.M. If it shall not have been held on the date fixed or by adjournment therefrom, a meeting in lieu of the annual meeting shall be held within six (6) months after the end of the fiscal year.

         3. Business at Annual Meetings. In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. After the completion of a Public Offering, as defined in Article 1,
Section 4, to be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 5 hereof, and received by the Secretary not fewer than sixty (60) nor more than ninety (90) days prior to the date specified in Article 1, Section 2 hereof for such annual meeting. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation which are beneficially owned by the stockholder, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with this section. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or
(b) business was not properly brought before the meeting in accordance with the provisions of this section, and, if, in either case, it is so determined, any such business shall not be transacted. The procedures set forth in this section for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements



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set forth in Rule 14a-8 promulgated under Section 14 of the Securities Exchange
Act of 1934, as amended, or any successor provision.

         4. Public Offering. For purposes of these By-Laws a "Public Offering" means a primary, public offering of equity securities by this Corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         5. Special Meetings. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board of Directors, the President, or by a majority of the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, on written application of one or more stockholders who are entitled to vote and who hold at least ten percent (10%) interest of the capital stock entitled to vote, stating the date, time, place and purpose of the meeting.

         6. Notice of Meetings. A written notice of every meeting of stockholders, stating the date, time, place and purpose for which the meeting is called shall be given by the Secretary or other person calling the meeting not less than ten nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by the Certificate of Incorporation or By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears on the books of the Corporation. No notice of any regular or special meeting of the stockholders need be given to any stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his attorney thereunto authorized, is filed with the records of the meeting.

         7. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place in the United States by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as Secretary of such meeting if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business that could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

         8. Quorum of Stockholders. At any meeting of the stockholders, more than percent (50%) in interest of the capital stock issued and outstanding and entitled to vote shall constitute a quorum.

         9. Votes and Proxies. Each stockholder shall have one (1) vote for each share of stock having voting power owned by him. Stockholders may vote in person or by proxy. No proxy shall be valid after three years from the date of its execution unless a longer time is expressly provided therein. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. A proxy with respect to



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stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

         10. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two (2) or more classes of stock entitled to vote as separate classes then, in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for any such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not-directly or indirectly vote any share of its stock.

         11. Action without Meeting. Any action to be taken by the stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if a written consent(s), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         1. Powers. The business of the Corporation shall be managed by a Board of Directors which may exercise all the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2. Election. Subject to the terms of the Voting Agreement among the Corporation, American Express Travel Related Services Company, Inc. and certain holders of the Corporation's Common Stock and the Voting Agreement among the Corporation and certain holders of the Corporation's Series A-1 Convertible Preferred Stock (collectively, the "Voting Agreements"), a Board of Directors consisting of such number not less than one (1) as shall be fixed by the Directors shall be elected by the stockholders at each annual meeting. A Director need not be a stockholder.



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         3. Nomination. Following the completion of a Public Offering, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors, subject to the terms of the Voting Agreements, to the extent that such terms remain in effect following a Public Offering. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with Article 1, Section 5 hereof of such stockholder's intention to make such nominations is received by the Secretary (i) with respect to an election to be held at an annual meeting of the stockholders, not fewer than 60 nor more than 90 days prior to the date specified in Article 1, Section 2 hereof for such annual meeting and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of Directors, not later than the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or reelection as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholders' meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this Section for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

         4. Tenure. The Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, except as otherwise provided in these By-Laws or the Voting Agreements. Any Director may resign by giving written notice of his resignation to the Corporation at its principal office or to the President, Secretary or Directors, and such resignation shall become effective upon receipt unless another time is specified therein.




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         5. Removal. A Director may be removed from office with or without cause at any meeting of the stockholders by vote of the stockholders holding more than fifty percent (50%) in interest of the capital stock issued and outstanding and entitled to vote in the election of Directors, or for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. The foregoing notwithstanding, the removal of any Director (with or without cause) shall be subject to the terms and restrictions set forth in the Voting Agreements.

         After the completion of a Public Offering, subject to the terms of the Voting Agreements, to the extent that such terms remain in effect following a Public Offering, any Director or the entire Board may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought. Such action may only be taken at a special meeting of the stockholders called expressly for that purpose, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the Director, shall have been duly given to the stockholders together with or as a part of the notice of the meeting.

         Where a question of the removal of a Director for cause is to be presented for stockholder consideration, an opportunity must be provided to such Director to present his or her defense to the stockholders by a statement which must accompany or precede the notice of the special meeting of stockholders or, if provided to stockholders prior to the notice of the special meeting, the initial solicitation of proxies seeking authority to vote for the removal of such Director for cause. If not provided, then such proxies may not be voted for removal. The Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

         Unless otherwise provided in the Voting Agreements, the vacancy created by the removal of a Director under this Section shall be filled only by a vote of the holders of two-thirds of the shares then entitled to elect the Director removed. Such vote may be taken at the same meeting at which the removal of such Director was accomplished, or at such later meeting, annual or special, as the stockholders may decide.

         6. Meetings. Regular meetings of the Directors may be held without notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors shall be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Directors may be called by the Chairman of the Board of Directors, the President or two (2) or more Directors.




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         7. Notice of Meetings. Notice of the date, time, place and purpose of every special meeting of the Directors shall be given to each Director by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice executed by him before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without objecting to the lack of notice prior to the meeting or at the commencement thereof. A waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

         8. Ouorum of Directors. At any meeting of the Directors, a majority of the Directors at the time in office shall constitute a quorum, but a less number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or these By-Laws, business may be transacted by vote of a majority of those in attendance at any meeting at which a quorum is present.

         9. Vacancies and Newly Created Directorships. Unless otherwise provided in the Certificate of Incorporation or the Voting Agreements, vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

         10. Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors from among its members, who shall serve at the pleasure of the Board and shall preside at all meetings of the Directors and at all meetings of the stockholders.

         11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.




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         12. Action without Meeting. Any action that may be taken by the
Directors at a meeting may be taken without a meeting if all Directors entitled to vote thereon consent thereto by a writing filed with the records of the Directors' meetings. Such consent shall be treated for all purposes as a vote at a meeting of the Directors.

         13. Presumption of Assent. A Director who is present at a meeting of the Directors at which any action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be recorded in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted at the meeting in favor of such action.

         14. Action by Telephone. The Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         15. Personal Liability of Directors.

                   (a) To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                   (b) The provisions of this Section shall be deemed to be a contract with each director of this Corporation who serves as such at any time while this Section is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation or to such amendment, repeal, By-Law or other provision becoming effective.

         16. Indemnification of Directors and Officers.

                   (a) The Corporation shall provide indemnification for expenses (including attorneys' fees and interest for expenses actually advanced), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the following persons:

                   (i) Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit, or proceeding



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                  (whether civil, criminal, investigative or administrative), by reason of the fact that such person was or is a director, officer or employee (or, at the discretion of the Board of Directors, if such person was or is an agent of the Corporation), or was or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprises; or

                  (ii) Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director, officer or employee (or, at the discretion of the Board of Directors, if such person was or is acting as an agent of the Corporation), or was or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (b) Such indemnification shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made for any person included within subparagraph (a) (ii) above if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court which heard the action initially shall determine that, under the circumstances of the particular case, such person is entitled to indemnification.

                  (c) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the person to be indemnified to repay such amount should it ultimately be determined that he is not entitled to indemnification under this Section.

                  (d) The Corporation shall have the power to purchase and maintain liability insurance on behalf of any person it desires to indemnify, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation shall have the power to enter into separate indemnification agreements with directors and officers of the Corporation, as determined by the Board of Directors.

                  (e) The indemnification provided by this Section shall not be deemed to be exclusive, and shall not affect any other right to which any person seeking indemnification may be entitled to under the General Corporation Law of the State of Delaware, any agreement, vote of stockholders or disinterested directors, any provision



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of the Corporation's By-Laws or otherwise. The purpose of this Section is to provide for indemnification of directors, officers and employees of the Corporation to the fullest extent provided for in the General Corporation Law of the State of Delaware as it may be in force from time to time.

                                   ARTICLE lII
                                    OFFICERS

         1. Enumeration. The officers of the Corporation shall consist of a Chairman, a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Chairmen, Vice Presidents, Assistant Treasurers and Assistant Secretaries as the Directors may determine.

         2. Election. The Chairman, President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

         3. Qualification. No officer need be a Director or a stockholder. Any two or more offices may be held by the same person. The Secretary shall be a resident of Delaware unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

         4. Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Vacancies. Any vacancy in any office may be filled by the Directors at a meeting called for that purpose. When any officer is, in the opinion of the Directors, unable to perform his duties, they may by vote appoint a temporary officer to act until further vote by them, with power to perform all or part of the duties of such officer.

         6. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.



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         7. President and Vice President. The President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Any Vice President shall have such powers as the Directors may from time to time designate.

         8. Treasurer and Assistant Treasurer. The Treasurer shall have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide. Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

         9. Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of the stockholders and of the Directors. Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept at the principal office of the Corporation or at his office, the stock and transfer records of the Corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

         10. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                                   ARTICLE IV
                                  CAPITAL STOCK

         1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

         Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate



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and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate on written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate on written request and without charge.

         2. Transfer on Books. All shares of stock shall be transferable on the books of the Corporation except when closed as provided by the By-Laws, upon surrender of the certificate therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, with all such endorsements or signatures guaranteed if required by the Corporation. The Corporation shall be entitled to recognize as exclusive the rights of a person registered on its books as the owner of legal title to shares, to the full extent permitted by law. The stock-transfer and other books of the Corporation may be closed by order of the Directors for sixty (60) days or any lesser period previous to any meeting of stockholders or any day appointed for the payment of a dividend or for any other purpose.

         3. Lost Certificates. In case any certificate of stock of the Corporation shall be lost or destroyed, a new certificate may be issued in lieu thereof on reasonable evidence of such loss or destruction, and upon such indemnity being given within the limits permitted by law as the Directors may require for the protection of the Corporation or any transfer agent or registrar.

         4. Issue of Stock. Unless otherwise voted by the Incorporation or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any capital stock of the Corporation held in its treasury may be issued or disposed of by vote of the Directors in such manner, for such consideration, and on such terms as the Directors may determine.

         5. No Fractional Shares. The Corporation shall issue no fractional shares to any stockholder and upon any action which would require such issuance but for this provision, the Corporation shall, in lieu of such issuance, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.



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                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         1. Fiscal Year. The fiscal year of the Corporation shall end on the last day in December each year.

         2. Seal. The seal of the Corporation shall bear its name and the year of its incorporation or such other device or inscription as the Directors may determine.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the Chairman, the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

         4. Voting of Securities. Except as the Directors may otherwise designate, the Chairman, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other Corporation or organization, the securities of which may be held by this Corporation.

         5. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to be to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

         6. Depository Authority. Any Chairman, President, Vice President or Treasurer, together with the Secretary or any Assistant Secretary, shall designate the banks and the name, whether it be the Corporate name or the name of one of them or the name of other persons connected with the Corporation or tradenames, in which such accounts shall be opened and kept and shall designate the persons who shall have authority on behalf of the Corporation to sign checks against such funds, to the extent of such funds in said accounts only, and the persons who shall have authority to endorse and make payable to the order of said banks, checks, drafts and other negotiable instruments, for deposit in said banks, and to deposit such checks, drafts and other negotiable instruments in said accounts.

                                   ARTICLE VI
                                   AMENDMENTS

         These By-Laws may be amended at any annual or special meeting by vote of the stockholders holding a majority of the shares having voting power, provided that the nature or substance of the proposed amendment shall be stated in the notice of the meeting. These By-Laws may also be amended by a majority of the Board of Directors then in office. Not later than the time of giving notice of the meeting of stockholders next following the adoption of an amendment by the Directors, notice thereof stating the



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substance of such change shall be given to the stockholders. The authority of the Board of Directors to amend the By-Laws shall be subject to the limitations that no change may be made in the date fixed in the By-Laws for an annual meeting of stockholders within sixty (60) days before the date stated in the By-Laws and that notice of any change in the date of an annual meeting of stockholders shall be given to all stockholders at least twenty (20) days before the new date is fixed. To the extent of any conflict between the provisions hereof and the Voting Agreements, the provisions of the Voting Agreements shall be deemed to control.




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